UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017 (January 6, 2017)
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5     Corporate Governance and Management
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2017, per the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Compass Group Diversified Holdings LLC (the “Company”) elected Ms. Sarah (“Sally”) Gaines McCoy as a Class I Director of the Company, effective January 1, 2017, to fill the vacancy created by Mr. Mark Lazarus’ resignation as a director of the Company. Ms. McCoy will serve as a director until the next election of Class I Directors at the Company’s annual shareholders’ meeting to be held in fiscal year 2019. Ms. McCoy has not yet been designated as a member of any committees of the Board.
There are no arrangements or understandings between Ms. McCoy and any other person pursuant to which she was elected as a director, and as of the date hereof, there are no transactions or proposed transactions between Ms. McCoy and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).
As a non-management director, Ms. McCoy will receive compensation in the same manner as the Company’s other non-management directors. The Company previously disclosed the terms of non-management director compensation in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 14, 2016.
On January 9, 2017, the Company and Compass Diversified Holdings (NYSE: CODI) (collectively, “CODI”) issued a press release regarding Ms. McCoy’s election, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Section 9    Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

99.1    Press Release of CODI dated January 9, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2017	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2017	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer